                                                                    Exhibit 99.1


                        TRUSTEE'S DISTRIBUTION STATEMENT

   THE                               TO THE HOLDERS OF:          98-CAT-1
BANK OF                              The Bank of New York, as Trustee under the
     NEW                             Lehman Brothers Racers Series
  YORK                               Class A-1 Certificates
                                           CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending : March 01,2002

INTEREST ACCOUNT
Balance as of September 4, 2001.................................................................       $           0.00
      Schedule Income received on securities ...................................................       $   1,843,750.00
      Unscheduled Income received on securities ................................................       $           0.00
      Schedule Interest received from Swap Counterparty ........................................       $           0.00
      Unscheduled Interest received from Swap Counterparty .....................................       $           0.00
      Interest Received on sale of Securties ...................................................       $           0.00
LESS:
      Distribution to Beneficial Holders ................................      $   1,200,097.00
      Distribution to Swap Counterparty .................................      $           0.00
      Trustee Fees ......................................................      $       2,250.00
      Fees allocated for third party expenses ...........................      $         750.00
Balance as of March 01,2002                                                            Subtotal         $    640,653.00


PRINCIPAL ACCOUNT
Balance as of September 4, 2001.................................................................        $          0.00
      Scheduled Principal payment received on securities .......................................        $          0.00
      Principal received on sale of securities .................................................        $          0.00
LESS:
      Distribution to Beneficial Holders ................................      $     640,653.00
      Distribution to Swap Counterparty .................................      $           0.00
Balance as of March 01,2002                                                            Subtotal         $    640,653.00
                                                                                       Balance          $          0.00

                 UNDERLYING SECURITIES HELD AS OF: March 01,2002

Principal
Amount                            Title of Security
---------                         -----------------
                                  CATERPILLAR INC
 5,000,000                        CUSIP# : 149-123-BE0